Exhibit 16.1

                      [RADIN, GLASS & CO., LLP LETTERHEAD]


October 25, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read Item 4.01 of Form 8-K dated October 25, 2004 of Solomon Technologies, Inc. and are in agreement with the statements contained in paragraphs (a)(i), (a)(ii), (a)(iv) and (a)(v) therein. We have no basis to agree or disagree with other statements of the Registrant contained therein.


                                                   /s/ Radin, Glass & Co., LLP
                                                   Certified Public Accountants


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